Exhibit 23



                         CONSENT of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of The Black & Decker Corporation of our report dated January 27, 2000, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


Registration Statement Number                     Description

33-6610                                              Form S-8
33-6612                                              Form S-8
33-26917                                             Form S-8
33-26918                                             Form S-8
33-33251                                             Form S-8
33-39608                                             Form S-3
33-47651                                             Form S-8
33-47652                                             Form S-8
33-53807                                             Form S-3
33-58795                                             Form S-8
33-65013                                             Form S-8
333-03593                                            Form S-8
333-03595                                            Form S-8
333-51155                                            Form S-8
333-51157                                            Form S-8



/s/ERNST & YOUNG LLP

Baltimore, Maryland
February 8, 2000